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                                                                    Exhibit 99.1


                          (HALOZYME THERAPEUTICS LOGO)

HALOZYME CONTACT                                INVESTOR RELATIONS CONTACTS
David A. Ramsay                                 Ina McGuinness or Bruce Voss
Chief Financial Officer                         Lippert/Heilshorn & Associates
(858) 794-8889                                  (310) 691-7100
dramsay@halozyme.com                            imcguinness@lhai.com

                                                MEDIA CONTACTS
                                                Kathy Sweeney/ Megan Riggs
                                                Mentus
                                                858-455-5500, x212/x215
                                                kwitz@mentus.com
                                                megan@mentus.com

  HALOZYME THERAPEUTICS AND BAXTER HEALTHCARE CORPORATION SIGN EXCLUSIVE SALES AND MARKETING AGREEMENT FOR HALOZYME'S INVESTIGATIONAL THERAPEUTIC, ENHANZE SC

SAN DIEGO, AUGUST 16, 2004 - Halozyme Therapeutics, Inc. (OTCBB: HZYM) announced today that it has signed an exclusive agreement with Baxter Healthcare Corporation for Baxter to market, distribute, and sell ENHANZE SC(TM), Halozyme's recombinant human hyaluronidase enzyme (rHuPH20), for certain indications in the United States and Puerto Rico upon approval of the therapeutic by the Food and Drug Administration (FDA). Upon approval, Baxter and Halozyme will be equal partners in the commercialization of the product.

ENHANZE SC, the first product in Halozyme's Enhanze(TM) Technology portfolio, is a local formulation of recombinant human hyaluronidase being developed as a "spreading agent" to enhance the drug delivery of local anesthesia, contrast agents, and for subcutaneous fluid replacement (also called hypodermoclysis). Halozyme believes ENHANZE SC is the only known recombinant human hyaluronidase under development. Halozyme intends to file a New Drug Application (NDA) for ENHANZE SC in the first quarter of 2005.

Halozyme's hyaluronidase (rHuPH20) is a recombinant form of the naturally occurring human enzyme and is being investigated for its ability to break down hyaluronic acid (HA), the space-filling "gel"-like substance that is a major component of tissues throughout the body. Hyaluronidase that is injected in the skin or in the muscle can temporarily digest the HA gel to enhance the penetration and diffusion of other injected drugs or fluids.

"This partnership is a significant milestone for Halozyme," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "ENHANZE SC is an important product in our pipeline, and Baxter is an ideal partner because of their world-class sales and marketing capabilities in both inpatient and
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outpatient settings, as well as expertise across diverse product lines and multiple therapeutic product areas."

"Subject to FDA review and approval of the NDA for this product, we believe ENHANZE SC will fit nicely into our existing portfolio of injectable drugs," said Bill Simmons, General Manager within Baxter's Anesthesia, Critical Care and Oncology business. "This agreement will enable us to leverage our existing relationships and distribution infrastructure to provide value to our customers."

According to other terms of the agreement, Baxter and Halozyme may mutually agree to pursue other territories for ENHANZE SC, as well as other potential dosage forms and indications. Other terms of the agreement were not disclosed.

Halozyme Therapeutics, Inc. is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility (CUMULASE(TM)), ophthalmology (ENHANZE SC(TM)), and oncology (CHEMOPHASE(TM)) communities. The company's portfolio of products in development is based on intellectual property covering the family of human enzymes known as hyaluronidases. The first recombinant human hyaluronidase (rHuPH20) is being developed by Halozyme as a medical device (CUMULASE(TM)), drug enhancement agent (ENHANZE SC(TM)), and therapeutic biologic (CHEMOPHASE(TM)).

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning: our anticipated timing of regulatory filings and the potential success in gaining regulatory approval for our developmental products; the potential effectiveness of our developmental products ; the potential benefits from collaborative relationships; and our ability to effectively exploit drug-delivery platform opportunities in other markets) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "shall," "could," "expect," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in the forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

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